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                                                                   EXHIBIT 10.16
[LOGO]
                                                                        10/31/95
XIONICS

                      INVENTION AND NONDISCLOSURE AGREEMENT
                      -------------------------------------

    In consideration of my employment or continued employment by Xionics Document Technologies, Inc. or any of its subsidiaries (collectively, "Xionics"), I hereby agree as follows:

    1.  INVENTIONS AND PATENTS

        (a) I will promptly and fully disclose to Xionics any and all inventions, discoveries, trade secrets and improvements, whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using Xionics' data or facilities, which I develop, make, conceive or reduce to practice during my employment by Xionics, either solely or jointly with others (collectively, "Developments"). All such Developments shall be the sole property of Xionics, and I hereby assign to Xionics, without further compensation, all my right, title and interest in and to such Developments and any and all related patents, patent applications, copyrights, copyright registrations, trademarks and trade names in the United States and elsewhere. Notwithstanding the foregoing, the term "Developments," as used in this Agreement, shall not include any invention, discovery, trade secret or improvement which is made, conceived and reduced to practice not during working hours and not using Xionics' data or facilities and which, in the sole and reasonable judgment of Xionics, does not relate to the present business of Xionics or any business in which Xionics plans, or reasonably would be expected, to become engaged. I will promptly disclose to Xionics all such inventions, discoveries, trade secrets and improvements so that Xionics may determine whether they constitute "Developments" for purposes of this Agreement.

        (b) I will keep and maintain adequate and current written records of all Developments (in the form of notes, sketches, drawings or in any other form that may be specified by Xionics), which records shall be available to and remain the sole property of Xionics at all times.

        (c) I will assist Xionics in obtaining and enforcing patent, copyright and other forms of legal protection for the Developments in any country. Upon request, I will sign all applications, assignments, instruments and papers and perform all acts necessary or desired by Xionics to assign all such Developments fully and completely to Xionics and to enable Xionics, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof.

        (d) I understand that my obligations under this section will continue after the termination of my employment with Xionics and that during my employment I will perform such obligations without further compensation, except for reimbursement of expenses incurred at the request of Xionics. I further understand that if I am not employed by Xionics as an employee at the time I am requested to perform any obligations under this section, I shall receive for such performance a reasonable per diem fee, as well as reimbursement of any expenses incurred at the request of Xionics.



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    2.   PROPRIETARY INFORMATION

         (a) I recognize that my relationship with Xionics is one of high trust and confidence by reason of my access to and contact with the trade secrets and confidential and proprietary information of Xionics. I will not at any time, either during my employment with Xionics or thereafter, disclose to others (except as I may be instructed to do so by Xionics), or use for my own benefit or the benefit of others, (i) any of the Developments or (ii) any confidential, proprietary or secret information owned, possessed or used by Xionics including, without limitation, trade secrets, processes, data, know-how, marketing plans, forecasts, unpublished financial statements, budgets, licenses, prices, and employee, customer and supplier lists (collectively, "Proprietary Information").

         (b) My undertakings and obligations under this Section 2. will not apply, however, to any Proprietary Information which: (i) is or becomes generally known to the public through no action on my part, (ii) is generally disclosed to third parties by Xionics without restriction on such third parties, (iii) is approved for release by written authorization of Xionics or (iv) which is clearly marked "confidential" and is being disclosed by me to a third party who has undertaken to maintain the confidentiality of such information by executing and becoming bound by a standard form of confidentiality agreement which has been approved by Xionics.

         (c) Upon termination of my employment with Xionics or at any other time upon request of Xionics, I will promptly deliver to Xionics all notes, memoranda, notebooks, drawings, records, reports, files and other documents (and all copies or reproductions of such materials) in my possession or under my control, whether prepared by me or others, which contain Proprietary Information. I acknowledge that this material is the sole property of Xionics.

    3.   NONCOMPETITION

         (a) As long as I am employed by Xionics, and for a period of six (6) months after I cease to be employed by Xionics, I shall not at any time, directly or indirectly, on my own behalf or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in any capacity in the development or provision of goods or services which are competitive with goods or services provided (or which I know are then proposed to be provided) by Xionics. Notwithstanding the foregoing, Xionics agrees that I may own stock of a corporation that provides goods or services which are competitive with goods or services provided (or proposed to be provided) by Xionics if:
         (i) such stock is traded on a regular basis on recognized securities exchanges or in over-the-counter markets; (ii) I promptly provide written notice to Xionics of my ownership of such stock; and (iii) the amount of such stock owned by me does not constitute more than two percent (2%) of the outstanding stock of any such corporation.

         (b)(i) For a period of six (6) months after I cease to be employed by Xionics, I shall not, directly or indirectly, on my behalf or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in any capacity in the development or provision of goods or services which are competitive with goods or services provided by Xionics (or for which written product plans have been developed by the Company prior to the time I ceased to be so employed) without the express written authorization of Xionics.

         (b)(ii) If my employment with Xionics is terminated by Xionics other than for cause, the duration of my obligations set forth in subsection
         (ii) above shall continue for only as long as Xionics continues to make the severance payments set forth in the Offer Letter in accordance with the terms thereof (but for a maximum period of six months); PROVIDED, that if Xionics stops making the severance payments as a result of my taking other employment, such obligations shall continue for six (6) months after my employment with Xionics ceased. The term "cause" as used

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         in this subsection shall mean any material failure by me to diligently perform my responsibilities assigned to me in writing by Xionics (except as a result of any mental or physical disability), as determined in the reasonable judgment of the Board of Directors, or any act that would constitute a crime or act of material dishonesty.

    4.   ABSENCE OF RESTRICTIONS UPON DISCLOSURE AND COMPETITION

         (a) I hereby represent that, except as I have disclosed in writing to Xionics, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with Xionics or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

         (b) I further represent that my performance of all the terms of this 'Agreement and as an employee of Xionics does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with Xionics, and I will not disclose to Xionics or induce Xionics to use any confidential or proprietary information or material belonging to any previous employer or others.

    5.   OTHER OBLIGATIONS

         I acknowledge that Xionics from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on Xionics regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me in writing and to take all action necessary to discharge the obligations of Xionics under such agreements.

    6.   MISCELLANEOUS

         (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (b) Except as set forth below, this Agreement supersedes all other prior agreements, written or oral, between me and Xionics relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part except by an agreement in writing signed by me and by Xionics. I agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement. The provisions of this paragraph (b) shall not supersede the terms of any written employment agreement between myself and Xionics, and if any such terms contradict or are inconsistent with the provisions hereof, the forms of such written employment agreement shall govern.

         (c) This Agreement will be binding upon my heirs, executors and administrators and will inure to the benefit of Xionics and its successors and assigns.

         (d) No delay or omission by Xionics in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by Xionics on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

         (e) I expressly consent to be bound by the provisions of this Agreement for the benefit of Xionics or any subsidiary or affiliate thereof to whose employ I may be transferred (subject to any

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         written employment agreement I may have with Xionics) without the necessity that this Agreement be re-signed at the time of such transfer.

         (f) understand that this Agreement is not a contract of employment, does not alter my status as an employee at will of Xionics, and does not create any obligation on the part of Xionics to continue my employment.

         (g) As my obligations under this Agreement are special, unique and extraordinary, breach by me of any term or provision of this Agreement shall be deemed material, and shall be deemed to cause irreparable injury not properly compensable by damages in an action at law, and the fights and remedies of Xionics hereunder may therefore be enforced at law or in equity, by injunction or otherwise.

         (h) This Agreement is governed by and will be construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts.

I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND AND AGREE TO EACH OF SUCH PROVISIONS.


                                        ---------------------------------
                                        Signature of Employee

                                        Print Name:
                                                   ----------------------

                                        Date:
                                              ---------------------------


Agreed to and accepted by Xionics:

By:
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Print Name:
           -----------------------

Date:
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